EXHIBIT 10.9

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of January 26, 2004, by and between ENTERPRISE FINANCIAL SERVICES CORP., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of January 10, 2003, as amended from time to time (“Credit Agreement”).

WHERAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Section 1.1 (a) is hereby deleted in its entirety, and the following substituted therefore:

(a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including January 8, 2005, not to exceed at any time the aggregate principal amount of Ten Million Dollars ($10,000,000) (“Line of Credit”), the proceeds of which shall be used for Borrower’s working capital purposes. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of January 26, 2004 (“Line of Credit Note”), all terms of which are incorporated herein by this reference.

2. The following is hereby added to the Credit Agreement as Section 4.11:

“SECTION 4.11. BORROWER’S FINANCIAL CONDITION. Maintain Borrower’s financial condition as follows using generally accepted accounting principals consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

(a) Total liabilities as a percentage of Borrower’s Total Equity Capital not at any time greater than 50%, with “Total Liabilities” defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with “Total Equity Capital” defined as the sum of perpetual preferred stock (and related surplus), common stock, surplus (excluding all surplus related to perpetual preferred stock), retained earnings, accumulated other comprehensive income and other equity capital components, as reported in the then most recent Parent Company Only Financial Statements for Bank Holding Companies (FR Y 9LP) and required in Section 4.3(d) of this Agreement.”

3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Agreement. This Amendment and the Credit Agreement shall be read together, as one document.

4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (BANK) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT WE MAY LATER AGREE IN WRITING TO MODIFY IT.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as the day and year first written above.

Enterprise Financial Services Corp.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Frank H. Sanfilippo	By:	/s/ Troy Rosenbrook
	Frank H. Sanfilippo		Troy Rosenbrook
	Chief Financial Officer	Title:	SVP & Area Manager

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